Exhibit 99.1

New Relic Announces Strong Preliminary Results for Fourth Quarter Fiscal 2017

Revenue expected to increase 39% year-over-year in the fourth quarter

Company signs largest deal in its history

President Hilarie Koplow-McAdams to retire

San Francisco – April 4, 2017 – Digital Intelligence leader New Relic, Inc. (NYSE: NEWR) today announced certain preliminary results for the fourth fiscal quarter ended March 31, 2017, as well as a leadership transition, with President Hilarie Koplow-McAdams set to retire later in mid-June.

“Our fourth quarter capped a great fiscal year in which New Relic established itself as an undisputed digital intelligence leader for enterprise companies. We closed the largest transaction in the company’s history during the fourth quarter: a highly strategic three-year, $24 million total contract value agreement in which an existing Fortune 100 customer will deploy our full platform,” said Lew Cirne, CEO and founder of New Relic. “As enterprises continue to rapidly adopt the cloud to accelerate their digital transformations, they are in turn looking to New Relic’s Digital Intelligence Platform to help them gain visibility into their businesses in a digital-first world.”

“We expect fourth quarter revenue to be between $73.0 million and $73.1 million, above our prior guidance of $70.3 million and $71.3 million, and non-GAAP loss from operations to be in-line or better compared with our prior guidance for a loss between $7.7 million and $8.7 million,” said Mark Sachleben, CFO, New Relic. “In addition, we expect to end fiscal 2017 with record deferred revenue of more than $120M, driven in part by our dollar-based net expansion rate of over 130% in the fourth quarter. As we look ahead, we continue to be excited about New Relic’s future. This is supported by our expectation to deliver revenue between $77.0 million and $78.5 million in the first quarter of FY18, up 31% to 34% year-over-year and at least 30% revenue growth for the full year FY18. We also continue to target break-even non-GAAP loss from operations as we exit FY18.”

The above information is preliminary and subject to the completion of quarter-end financial reporting processes and review. New Relic expects to release final fourth quarter and fiscal 2017 financial results, as well as its full forward outlook in more detail after the market close on May 9th, 2017 and host a conference call in conjunction with the release.

Leadership Transition

New Relic also announced that Koplow-McAdams has decided to retire later this year, capping off her remarkable almost 30-year career in software technology. She will be stepping down as President immediately but remain involved in the business and assist during a transitionary period until mid-June. Cirne will continue to oversee the company’s day-to-day operations, in addition to increasing his involvement with the go-to-market organization. In a newly expanded role, current Executive Vice President, Enterprise Sales, Erica Ruliffson Schultz will now lead the entire global sales organization as Executive Vice President, Worldwide Sales. Schultz, along with Robson Grieve, Chief Marketing Officer and Roger Scott, Senior Vice President Global Technical Sales, Services and Support, will now report directly to Cirne.

Cirne said, “I want to thank Hilarie for her leadership in transforming our go-to-market organization over the past three years. We will forever be grateful to Hilarie for her role in helping New Relic service many of the world’s largest, most valuable and recognizable brands with our best-in-class digital intelligence platform.”

“It has been an honor to have partnered with Lew and the entire organization to build New Relic into an enterprise leader,” said Koplow-McAdams. “Given the tremendous momentum we established in FY17, I am confident that this executive team will continue to lead New Relic in becoming one of the world’s most important enterprise software companies.”

About New Relic

New Relic is a leading digital intelligence company, delivering full-stack visibility and analytics with more than 14,000 paid business accounts. The New Relic Digital Intelligence Platform provides actionable insights to drive digital business results. Companies of all sizes trust New Relic to monitor application and infrastructure performance so they can quickly resolve issues, and improve digital customer experiences. Learn more at newrelic.com.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s preliminary financial results for the fourth quarter of fiscal 2017 and future performance, including its outlook on financial results for the first quarter of fiscal 2018 and for the full year of fiscal 2018, in each case such as revenue, non-GAAP operating loss, deferred revenue and dollar-based net expansion rate. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; fluctuation of New Relic’s quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; New Relic’s ability to persuade New Relic’s customers to expand their use of New Relic’s products to additional use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; changes in privacy laws, regulations and standards; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including New Relic’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.

New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

New Relic discloses the following non-GAAP financial measure in this release: non-GAAP loss from operations. New Relic uses this non-GAAP financial measure internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. New Relic believes it is useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. New Relic has not reconciled its preliminary results for the fourth quarter of fiscal 2017 as to non-GAAP loss from operations to its most directly comparable

GAAP measure because certain items, namely stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans, are out of New Relic’s control or cannot be reasonably estimated until the closing of the quarter is complete. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

New Relic defines non-GAAP operating loss as the respective GAAP balance, adjusted for: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, and (6) employer payroll tax expense on equity incentive plans, as applicable.

Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:

Stock-based compensation and amortization of stock-based compensation capitalized in software development costs: New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.

Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.

Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.

Operating Metrics

New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.

New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.

New Relic is a registered trademark of New Relic, Inc.

All product and company names herein may be trademarks of their registered owners.

Investor Contact

Jonathan Parker

New Relic, Inc.

503-336-9280

IR@newrelic.com

Media Contact

Andrew Schmitt

New Relic, Inc.

415-869-7109

aschmitt@newrelic.com